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                                                                     Exhibit 8.2
                                                         _____________ ___, 1998

Brown Brothers Harriman & Co.
40 Water Street
Boston, MA  02109

     Re: Custodian Agreement dated September 1, 1991 by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC and
          Brown Brothers Harriman & Co. (the "Agreement")
          --------------------------------------------------------

Ladies and Gentlemen:

     GMO Trust (the "Trust") hereby notifies you that it has created a new series of the Trust, namely, the "GMO Tax-Managed International Fund" (the
"New Fund"). The Trust and the Manager (as defined in the Agreement) desire that you serve as custodian of the assets of the New Fund under the terms of the Agreement.

     If you agree to so serve as custodian for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                        Very truly yours,

                                        GMO TRUST

                                        By
                                           -------------------------------------
                                            Name:
                                            Title:

                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                        By
                                           -------------------------------------
                                            Name:
                                            Title:

The foregoing is hereby accepted and agreed.

BROWN BROTHERS HARRIMAN & CO.

By
   -------------------------------------
   Name:
   Title: